CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Lehman Brothers Short Duration Bond Fund Prospectus and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Lehman Brothers Income Funds' Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 67 to the Registration Statement (Form N-1A, No. 811-03802) of our reports dated December 14, 2007, on the financial statements and financial highlights of Lehman Brothers High Income Bond Fund, Lehman Brothers Municipal Money Fund, Lehman Brothers Municipal Securities Trust, Lehman Brothers Short Duration Bond Fund, Lehman Brothers Strategic Income Fund and Neuberger Berman Cash Reserves (six of the series constituting Lehman Brothers Income Funds), included in the October 31, 2007 Annual Reports to Shareholders of Lehman Brothers Income Funds.




                                                  /s/ Ernst & Young LLP

  Boston, Massachusetts
  August 6, 2008